EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Israeli Share Option Plan of Mer Telemanagement
Solutions Ltd., of our report, dated February 2, 2004, with respect to the consolidated financial statements and schedule of Mer Telemanagement Solutions Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.










                                            /s/Kost Forer Gabbay and Kasierer
 Tel-Aviv, Israel                              KOST FORER GABBAY & KASIERER
 March 13, 2005                              A Member of Ernst & Young Global